SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

W HOLDING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

W HOLDING COMPANY, INC.

19 West McKinley Street
Mayagüez, Puerto Rico 00680
(787) 834-8000

April 11, 2003

To the Stockholders of

W Holding Company, Inc.:

      You are cordially invited to attend the annual meeting of the stockholders of W Holding Company, Inc. to be held on May 15, 2003, at the Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico. The meeting will begin at 1:30 p.m.

      At the annual meeting, you will be asked to elect one director to serve for a three-year term, ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2003, and transact any other business that may properly come before the meeting.

      Our Board of Directors unanimously recommends that you vote FOR the election of the Board’s nominee as director and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2003. You are encouraged to read the accompanying Proxy Statement, which provides information about our company and the matters to be voted on at the annual meeting. Also enclosed is our 2002 Annual Report to stockholders.

      It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

Sincerely,

FRANK C. STIPES, ESQ.
Chief Executive Officer, President
and Chairman of the Board

W HOLDING COMPANY, INC.

19 West McKinley Street
Mayagüez, Puerto Rico 00680
(787) 834-8000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2003

To the Stockholders of

W Holding Company, Inc.:

      NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of W Holding Company, Inc. (the “Company”) will be held at the Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico on May 15, 2003, at 1:30 p.m., local time, for the following purposes:

1.	Election of Director. To elect one director to serve for a three-year term;

2.	Ratification of Appointment of Auditors. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2003; and

3.	Other Business. To transact any other business that may properly come before the annual meeting or any adjournments of the meeting.

      Stockholders of record at the close of business on March 31, 2003, are entitled to notice of and to vote at the annual meeting and at any adjournment of the meeting. Stockholders who do not plan to attend the annual meeting in person are urged to complete, sign, date and return the enclosed proxy card to the Company’s address listed above.

By Order of the Board of Directors

CÉSAR A. RUIZ
Secretary

Mayagüez, Puerto Rico

April 11, 2003

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO THE COMPANY’S ADDRESS LISTED ABOVE IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

W HOLDING COMPANY, INC.

19 West McKinley Street
Mayagüez, Puerto Rico 00680

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 15, 2003

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

      This Proxy Statement and accompanying proxy card are being sent to the stockholders of W Holding Company, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2003 annual meeting of the stockholders. The annual meeting will be held at the Mayagüez Resort & Casino, Road 104, Km. 0.3, Mayagüez, Puerto Rico, on May 15, 2003, at 1:30 p.m., local time, and at any adjournment of the meeting. This proxy statement, together with the enclosed proxy card, is being mailed to stockholders on or about April 11, 2003.

      The annual meeting has been called to elect one director for a three-year term, ratify the appointment of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2003, and transact any other business that may properly come before the meeting.

      If you vote using the enclosed proxy card and return it to us in time to be voted at the annual meeting, your shares will be voted in accordance with the instructions marked on the proxy card by Mr. Freddy Maldonado, Chief Financial Officer and Vice President of Finance and Investment. Executed but unmarked proxies will be voted FOR the election of the board’s nominee as director and FOR the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the year ending December 31, 2003. Our board of directors does not know of any other matters that are to come before the annual meeting other than procedural matters related to the conduct of the annual meeting. If any other matters properly come before the annual meeting, the person named in the proxy card will vote the shares represented by your proxy on those other matters in accordance with the best judgment of the persons appointed as proxy.

      Any stockholder giving a proxy has the power to revoke it any time before it is exercised by (1) filing written notice of revocation with Mr. César A. Ruiz, Secretary, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681, (2) submitting a duly executed proxy bearing a later date, or (3) appearing at the annual meeting and voting in person. The proxies solicited by this Proxy Statement may only be exercised at the annual meeting and any adjournment of the meeting.

      The securities which can be voted at the annual meeting consist of shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), with each share entitling its owner to one vote on each matter presented. The close of business on March 31, 2003, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting. The number of shares of Common Stock issued and outstanding on March 31, 2003, was 68,350,186, all of which are entitled to vote at the annual meeting. The presence, in person or by proxy, of one third of the total number of outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Stockholders’ votes will be tabulated by a representative of the Bank of New York, which has been appointed by the Board of Directors to act as inspector of election of the annual meeting. Unless otherwise required by law or the Company’s Certificate of Incorporation or Bylaws,

any matter put to a stockholders vote will be decided on by the affirmative vote of a majority of the shares, the holders of which are present or represented by proxy at the annual meeting and are entitled to vote.

      Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the annual meeting. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will not be counted in determining the number of votes cast, but will be counted in determining the number of shares represented, in connection with any matter presented at the annual meeting.

      A copy of the Annual Report to stockholders for the fiscal year ended December 31, 2002, accompanies this Proxy Statement. W Holding Company, Inc. has filed an annual report on Form 10-K for its 2002 fiscal year with the Securities and Exchange Commission (the “SEC”). Stockholders may obtain a copy of the Form 10-K, free of charge, by writing to Mr. Freddy Maldonado, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681.

PROPOSAL 1

ELECTION OF DIRECTORS

      The Company’s Bylaws provide for an odd number of directors with a minimum of five and a maximum of nine members as established by resolution of the Board of Directors. The directors are divided into three classes, and the members of each class are to be elected for a term of three years or until their successors are elected and qualified. One class of directors is to be elected annually. Currently, there are five directors.

      The term of Mr. Frank C. Stipes, Esq. expires at the 2003 annual meeting. Mr. Stipes has been nominated to stand for re-election to the class of directors with a term expiring at the 2006 annual meeting.

      It is intended that the accompanying proxy will be voted in favor of the director nominee unless the shareholder indicates to the contrary on the proxy. The Board of Directors believes that the nominee will stand for election and will serve if elected as director. If the nominee fails to stand for election or is unable to serve, it is intended that the shares represented by any proxies received will be voted for the election of such substitute as the Board of Directors may recommend.

Information as to the Nominee and Other Directors

      The following table lists the Board of Directors’ nominee for election as a director and the current directors of the Company whose offices continue beyond the 2003 annual meeting. Also, in the table is each person’s age at December 31, 2002, the periods during which that person has served as director of the Company or its subsidiary Westernbank Puerto Rico (“Westernbank”) and positions currently held with the Company and Westernbank.

		Current
		Term	Director	Positions Held with the
Director Nominee	Age	Expiration	since	Company and Westernbank

Frank C. Stipes, Esq	47	2003	1990	Chief Executive Officer, President and Chairman of the Board

		Expiration	Director	Positions Held with the
Continuing Directors	Age	of Term	since	Company and Westernbank

Pedro R. Domínguez	58	2004	1992	Director and First Vice President — Southern Region of Westernbank
César A. Ruiz	68	2004	1972	Director and Secretary of the Board
Fredeswinda G. Frontera	70	2005	1981	Director
Cornelius Tamboer	59	2005	1989	Director

Biographical Information

      Provided below is a brief description of the principal occupation for at least the past five years of each of the Company’s directors. In addition to the descriptions below, each director has been a director of the Company since it was organized in 1999.

      César A. Ruiz is a retired banker who has been a director of Westernbank Puerto Rico since 1972. In addition, since April 2001, Mr. Ruiz has been the Secretary of the Board of Directors of the Company.

      Fredeswinda G. Frontera is a retired psychologist who has been a director of Westernbank Puerto Rico since 1981. Ms. Frontera is Mr. Stipes’ aunt.

      Cornelius Tamboer is the sole proprietor of an Industrial Construction and Development Company/Prota Construction, S.E. He has been a director of Westernbank Puerto Rico since 1989.

      Pedro R. Domínguez has served as a director of Westernbank Puerto Rico since 1992. Mr. Dominguez has also been Westernbank’s First Vice President for the Southern Area since 1989.

      Frank C. Stipes, Esq. served as General Legal Counsel from 1981 to 1988. In 1988 he joined the Bank as Executive Vice President. In 1989 he was appointed Chief Executive Officer. In 1990 he was appointed Chairman of the Board and in 1992 President of Westernbank.

Certain Committees and Director Compensation

      The Board of Directors of the Company and Westernbank meet on a monthly basis. In addition, the Board has several committees, including those described below. During the year ended December 31, 2002, the Company and Westernbank had 8 and 12 meetings, respectively, of its Board of Directors. Each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during calendar year 2002, and (ii) the total number of meetings held by all committees on which he or she served during the year ended December 31, 2002. Except as noted below, each non-employee director (except for directors who receive benefits from any retirement plan), received an annual retainer of $24,000 in 2002, which was paid in 12 monthly installments of $2,000.

      Mr. César A. Ruiz, Director, receives $560 per Board of Directors meeting attended. During 2002, he received Board of Directors fees amounting to $6,720, corresponding to 12 Board of Directors meetings attended. In addition, as the Secretary of the Board of Directors, during year 2002, Mr. Ruiz also received fees amounting to $18,000 or $1,500 per board meeting.

      In addition to fees for attendance at Board and committee meetings, non-employee directors are eligible for health and insurance benefits.

      For the 2003 annual meeting the full Board of Directors, excluding Mr. Stipes, acted as the Nominating Committee for selecting the nominee for election as director. During the year ended 2002, the Nominating Committee met once. In addition, under the Company’s bylaws, shareholders eligible to vote at the annual meeting may make nomination for directors if such nominations are made pursuant to a timely notice in writing to the Secretary of the Company. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company at least 150 days prior to the date of the annual meeting. A shareholders’ notice of nomination must also set forth certain information specified in Section 13 of the Company’s Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

      The Executive Committee is authorized to exercise the authority of the Board of Directors in the management of the Company. The members of the Executive Committee are Messrs. Frank C. Stipes, Esq., César A. Ruiz, and Cornelius Tamboer. The Executive Committee did not meet during 2002.

      The entire Board of Directors, excluding Mr. Dominguez, serves as the Compensation Committee that reviews and makes determinations as to executive officer compensation. During the year ended December 31, 2002, the Compensation Committee met once. Mr. Stipes recused himself from any discussion or decision affecting his compensation.

      The Audit Committee is responsible for nominating the Company’s independent auditors for approval by the Board of Directors, reviewing the scope, results and costs of the audit with the Company’s independent auditors and reviewing the financial statements and audit practice of the Company. The members of the Audit Committee are Messrs. Cornelius Tamboer, Cesar A. Ruiz, and Ms. Fredeswinda G. Frontera. During the year ended 2002, the Audit Committee held 12 meetings.

      The Investment Committee is responsible for Westernbank’s asset/liability oversight. Through policies designed to manage the flow of funds and the use and pricing of such funds, the Investment Committee supervises the Investment Department’s responsibility of maintaining an acceptable interest rate spread, while assuring that the Company complies with all applicable investment and liquidity requirements. The Investment Committee is composed of the entire Board of Directors and the Chief Financial Officer, Mr. Freddy Maldonado. The Investment Committee met 12 times in 2002.

      The Commercial Credit Committee is responsible for the Westernbank’s commercial lending policies and procedures. It also approves loans from $1,000,000 to $3,000,000. Loans in excess of $1,000,000 are reviewed and approved by the full Board of Directors. The members of the Commercial Credit Committee are Directors Messrs. Frank C. Stipes, Esq., Cornelius Tamboer and Pedro R. Domínguez, and Westernbank officers Messrs. William Vidal, Esq., Ricardo Cortina, José E. Rivera, Alfredo Pagán and Mrs. Ana Rosado. The Commercial Credit Committee met 12 times in 2002.

      The Compliance and Risk Management Committee oversees federal, as well as, local regulatory compliance for Westernbank and the Company. The members of the Compliance and Risk Management Committee are Mr. Frank C. Stipes, Esq., and Westernbank officers Messrs. Freddy Maldonado, Ricardo Hernández, CPA, Alfredo Archilla, Alfredo Pérez, CPA, Edgar Nicole, Héctor Vázquez, Roberto Caro, CPA, and Alejandro Rodríguez, CFE. The Compliance and Risk Management Committee met three times during 2002.

Required Vote

      Assuming the presence of a quorum at the annual meeting, the director nominee will be elected by a plurality of the votes cast, either in person or represented by proxy, at the annual meeting. There are no cumulative voting rights in the election of directors.

The Board of Directors Recommends That You

Vote to Elect Mr. Stipes to the
Company’s Board of Directors for the Term Specified Above

Executive Officers of the Company

      The following information is supplied with respect to the executive officers of the Company. There were no arrangements or understandings pursuant to which any of these executive officers were selected as an officer. The following table shows information regarding the executive officers at December 31, 2002.

		Officer of the
	Age as of	Company and/ or
	December 31,	Westernbank	Positions Held with the
Name	2002	Since	Company and/or Westernbank

Frank C. Stipes, Esq	47	1988	Chairman of the Board, Chief Executive Officer and President
Freddy Maldonado	52	1992	Chief Financial Officer and Vice President of Finance and Investment
Pedro R. Domínguez	58	1989	Director and First Vice President — Southern Region of Westernbank
Ricardo Hernández, CPA	43	2000	Vice President Comptroller
Andrés Morgado, CPA	44	2000	President Westernbank Trust Division
William Vidal, Esq	49	2000	First Vice President North Region of Westernbank
Miguel Vázquez	52	2001	President Westernbank Business Credit Division
Alfredo Archilla	46	2001	Vice President of Administration and Human Resources
Migdalia Rivera	52	2002	President Expresso of Westernbank

Biographical Information

      Provided below is a brief description of the principal occupation for at least the past five years of each of the Company’s executive officers other than Mr. Stipes and Mr. Domínguez, whose biographical information is included with that of the directors.

      Freddy Maldonado — Mr. Maldonado has been the Vice President of Finance and Investment and Chief Financial Officer of the Company since founding and of Westernbank Puerto Rico since March 1992. He served as Executive Vice President of Finance and Investment and Chief Financial Officer at Ponce Federal Bank, F.S.B. from 1978 to 1992. Prior to that, Mr. Maldonado served as supervisory senior accountant at KPMG Peat Marwick LLP.

      Ricardo Hernández, CPA — Mr. Hernández has been the Vice President Comptroller of the Company since March 2000. He previously served as President and CEO of Hospital Dr. Pila from 1992 to 2000. Before that, he served as a Senior Manager at Deloitte & Touche LLP from 1980 to 1992.

      Andrés Morgado, CPA — Mr. Morgado has served as President of the Trust Division since August 2000. He previously served as Executive Vice President of Oriental Financial Group from 1990 to 2000. Prior to that, he served as Chief Operating Officer and Trust Officer of Commercial Trust Company, Inc. from June 1988 to February 1990; Vice President of Investments of Drexel Burnham Lambert Puerto Rico from April 1987 to June 1988; and Tax Manager at Deloitte & Touche LLP from 1979 to 1987.

      William Vidal, Esq. — Mr. Vidal joined the Company on June 2000, as First Vice President of North Region. He previously had a sole-practitioner law firm from 1978 to 2000.

      Miguel Vázquez — Mr. Vazquez joined the Company on June 2001, as President of Westernbank Business Credit Division. He previously served as President of the Puerto Rico branch of Congress Credit Corporation, a subsidiary of First Union National Bank, N.A. from 1971 to 2001.

      Alfredo Archilla — Mr. Archilla joined the Company on June 2001, as Vice President of Administration and Human Resources. He previously served as President and General Manager of Star Kist Caribe, Inc.

from August 1987 to May 2001. Prior thereto, he served as a Project Engineer at Union Carbide Graphito from 1981 to 1987.

      Migdalia Rivera — Mrs. Rivera joined the Company on June 2002, as President of Expresso of Westernbank. She previously served as President of CommoLoco, a subsidiary of American General Financial Group, from 1968 to 2002.

Executive Compensation

      Summary Compensation. The following table sets forth information concerning compensation for the three years ended December 31, 2002, 2001 and 2000 for services rendered in all capacities to the Company and Westernbank by the President and Chief Executive Officer and the four other highest paid executive officers (the “named executive officers”).

Summary Compensation Table

							Long-Term
							Compensation
		Annual Compensation					Awards

				Other			Securities
				Annual			Underlying	All Other
Name and Principal Position	Year	Salary(1)	Bonus(2)	Compensation			Options(4)	Compensation(5)

Frank C. Stipes, Esq	2002	$297,500	$1,524,792	$			—	$7,546
Chairman of the	2001	316,657	1,274,792				—	12,138
Board, Chief Executive	2000	292,500	872,500				1,890,000	17,622
Officer and President
Freddy Maldonado	2002	255,000	641,250				—	6,823
Chief Financial	2001	272,442	421,250				—	10,800
Officer, Vice President	2000	244,833	298,833				945,000	16,370
of Finance and Investment
Pedro R. Domínguez	2002	155,769	443,500				—	4,986
First Vice President —	2001	157,250	343,500				—	7,999
Southern Region of	2000	142,468	255,583				315,000	8,684
Westernbank
Ricardo Hernández, CPA	2002	187,000	544,167				75,000	6,421
Vice President	2001	150,326	354,167				—	6,853
Comptroller	2000	115,681	260,308				75,000	—
Migdalia Rivera	2002	137,500	20,833		1,004,200	(3)(6)	—	—
President Expresso of
Westernbank

      Option Grants. The following table contains information concerning the stock options granted to the named executive officers during fiscal year 2002.

Options Granted in Last Fiscal Year

Individual Grants

% of Total
	Number of	Options
	Securities	Granted to
	Underlying	Employees in	Exercise or
	Options	Fiscal	Base Price	Expiration	Grant Date
Name	Granted(1)	Year(%)	($/Share)	Date	Present Value(2)

Ricardo Hernández, CPA	75,000	61%	15.85	7/19/12	$437,000
Frank C. Stipes, Esq.	—	—	—	—	—
Freddy Maldonado	—	—	—	—	—
Pedro R. Domínguez	—	—	—	—	—
Migdalia Rivera	—	—	—	—	—

* Notes attached at page 15.

Options Exercised and Values for 2002

      The table below sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 2002 and the value of all unexercised options held by each of such individuals at December 31, 2002;

			Number of Unexercised		Value of Unexercised
			Options		In-the-Money Options
	Number of		At December 31, 2002(1)		At December 31, 2002(2)
	Shares Acquired	Value
Officer	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Frank C. Stipes, Esq	—	—	756,000	1,134,000	$7,363,440	$11,045,160
Freddy Maldonado	—	—	378,000	567,000	3,681,720	5,522,580
Pedro Dominguez	—	—	126,000	189,000	1,227,240	1,840,860
Ricardo Hernandez, CPA	—	—	30,000	120,000	292,200	480,300
Migdalia Rivera	—	—	—	—	—	—

(1)	Adjusted to reflect the three-for-two stock split in the form of a stock dividend on the Company’s common stock declared on June 17, 2002 and distributed on July 10, 2002.

(2)	In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair value of the underlying common stock. For purposes of this table, fair value is deemed to be $16.41, the closing sales price reported of the common stock on the NYSE on December 31, 2002.

      Severance Payment Agreements. The Company has entered into several severance payment agreements with the following executive officers: Messrs. Freddy Maldonado, Pedro R. Domínguez, Ricardo Hernández, CPA, William Vidal, Esq., Andrés Morgado, CPA, Alfredo Archilla and Miguel Vázquez. On each anniversary of the date of commencement of the agreements, the term of each agreement automatically extends for one-year unless written notice from the Company is received not less than 60 days prior to the anniversary date advising the other party that the agreement shall not be further extended.

      The agreements provide for severance payments in connection with or within one year after a “Change in Control” (as defined below) in the event the employee’s employment is terminated voluntarily by the employee or involuntarily by the Company without cause.

      For the purposes of the agreements, a change in control shall be deemed to have occurred if:

(i) 25% or more of ownership control, power to vote, or beneficial ownership of any class of voting securities of the Company is acquired by any person, either directly or indirectly or acting through one or more other persons;

(ii) any person (other than any person named as a proxy in connection with any solicitation on behalf of the Board) holds revocable or irrevocable proxies, as to election or removal of three or more Directors of the Company, for 25% or more of the total number of voting shares of the Company;

(iii) any person has received all applicable regulatory approvals to acquire control of the Company;

(iv) any person has commenced a cash tender or exchange offer, or entered into an agreement or received an option, to acquire beneficial ownership of 25% or more of the total number of voting shares of the Company, whether or not any requisite regulatory approval for such acquisition has been received, provided that a change in control will not be deemed to have occurred under this clause unless the Board has made a determination that such action constitutes or will constitute a change in control; or

(v) as a result of, or in connection with, any cash tender or exchange offer, merger, or any other business combination, sale of assets or contested election, or any combination of the foregoing transactions, (a) the persons who were Directors of the Company before such transaction shall cease to constitute at least a majority of the Board or its successor or (b) the persons who were stockholders of the Company immediately before such transaction do not own more than 50% of the outstanding voting stock of the Company or its successor immediately after such transaction.

      The special compensation to be received pursuant to the severance agreements shall be equal to three times the annual base compensation plus bonuses paid to the executive officer for the calendar year immediately preceding the year in which the Change in Control has occurred; provided, however, that in no event shall the special compensation exceed $1,500,000 for each such employee. If employment were terminated under such circumstances following a Change in Control in 2002, the following amounts would be payable to Messrs. Maldonado, Domínguez, Hernández, Vázquez, Vidal, Morgado, and Archilla, respectively: $1,500,000, $1,500,000, $1,500,000, $1,262,500, $1,200,000, $1,127,500 and $901,500.

      Employment Agreement. The Company has entered into an employment agreement with Ms. Migdalia Rivera Polanco. Ms. Rivera is President of Expresso of Westernbank, a division of Westernbank. This agreement has a term of five years. During the term of employment, and for a period of two years after termination of employment, the agreement prohibits Ms. Migdalia from having any other employment with a financial institution (bank, finance company or mortgage company) in Puerto Rico. Pursuant to the agreement, Ms. Migdalia received a $1 million signing bonus and is entitled to an annual salary of $250,000 plus participation in all benefit and compensation plans of the Company. Ms. Migdalia will be entitled to receive annual bonuses upon attainment of specified performance targets.

      Amended Retirement Plan For Directors. In January 1988, Westernbank established a Retirement Plan for Directors who were not Executive Officers. This plan was substantially amended on February 24, 1989, to limit the pension benefits to Directors who were founders of Westernbank who at that time had attained the age of 50 years and had served for twenty-five consecutive years on the Board. As of the date of the amendment only the following three founding directors qualified for retirement benefits under the Amended Plan: Mr. Luis A. Rechani Agrait, 86 years of age, Mr. Juan E. Vilella, 88 years of age, and Mr. Jesús M. Guzmán, 71 years of age. By approving the amendment, the other Directors who were not executive officers waived and renounced their pension benefits under the plan.

      Pursuant to the Amended Retirement Plan, 30 days after his or her resignation or termination as a Director, a participating Director was entitled to a monthly pension benefit for the remainder of his or her life, and if he or she should die prior to the end of his or her tenth year of retirement, his or her heirs shall continue to receive fifty percent of the pension benefit which otherwise would have been payable until the end of the tenth year following the Director’s retirement. In July 1989, Messrs. Jesús M. Guzmán and Luis A. Rechani Agrait retired from the Board of Directors and began to receive retirement benefits under the plan. In June

1992, Mr. Juan E. Vilella retired from the Board of Directors and began to receive retirement benefits under the Plan. Messrs. Luis A. Rechani Agrait and Juan E. Vilella died during 1994. Mr. Vilella’s heirs continued to receive benefits until 2002. The plan was unfunded as of December 31, 2002. As of December 31, 2002, the only director who continues to receive the Plan benefits is Mr. Guzmán.

      Profit Sharing/1165(e) Plan for Employees of W Holding Company, Inc. The Company maintains a non-contributory profit sharing plan (“Profit Sharing Plan”) which covers substantially all employees and which provides for retirement and disability benefits. The Profit Sharing Plan is self-administered with the retention of professional administrative services. All contributions to the Profit Sharing Plan, which are held in trust, are commingled and invested on a pooled basis. The trustees of the Profit Sharing Plan are Messrs. Stipes, Maldonado and Domínguez. The shares of common stock of the Company held by Mr. Stipes, Mr. Maldonado and Mr. Domínguez are set forth in the Beneficial Ownership table.

      Participants in the Profit Sharing Plan will be vested upon completing three years of service with the Company, with no vesting prior to such time. The Profit Sharing Plan complies with amendments to the Age Discrimination in Employment Act of 1987 that mandate the elimination of provisions that require the retirement of employees at any age. Provisions in the Profit Sharing Plan allow withdrawals after three years, provided certain substantial conditions or restrictions are met.

      The Company shall contribute each fiscal year to the Plan out of its current or accumulated after-tax net profit such amount as shall be determined by the Board of Directors of the Company. Notwithstanding the foregoing, however, the Company’s contribution for any fiscal year shall not exceed the maximum amount allowable as a deduction to the Company under the provisions of Section 23 (p)-2 of the Puerto Rico Income Tax Act of 1954, as amended, or as replaced from time to time. All contributions by the Company shall be made in cash or in such property as is acceptable to the Trustees.

      As of each Anniversary Date, the Profit Sharing Contribution and any previously unallocated forfeitures of Employer Profit Sharing Contributions shall be allocated to the account of each Participant who is eligible to share in the same ratio that such Participant’s credited points for the calendar year bear to the total credited points of all such Participants for such year. On each Anniversary Date, the credited points for each Participant shall be determined on the basis of the following schedule:

		For Each Full and
		Fractional
		$100 of Total
	For Each	Compensation
	Complete	Paid to the Participant
Years of Service	Year of Service	in the Calendar Year

0-5	2	1
6 or more	3	1

      For purposes of eligibility, a Year of Service means a 12-month period, beginning on the date of hire, during which employees are paid, or entitled to payment, for 1,000 or more hours of employment. If they do not meet the 1,000 hours requirement in the first 12 months after their date of hire, they will be credited with a Year of Service for any Plan Year which begins after their date of hire during which they are credited with 1,000 or more hours. A Year of Service, for purposes of vesting, means a Plan Year during which employees were credited for 1,000 or more hours. A total of $408,410 was distributed to certain participants of the Profit Sharing Plan in 2002. The Company contributed $250,000 to the Plan in 2002.

      Effective January 1, 1995, the Company added to its Profit Sharing Plan a defined contribution plan under section 1165(e) of the Puerto Rico Treasury Department Internal Revenue Code, covering all full-time employees of the Company who have one year of service and are twenty-one years of age or older. The Company shall give each prospective eligible employee written notice of his eligibility to participate in the Plan in sufficient time to enable such prospective eligible employee to submit an application for participation in the Plan prior to the quarter in which he or she first becomes an eligible employee. Under the provisions of this Plan, participants may contribute each year from 2% to 10% of their compensation after deducting social security, up to a specific maximum established by law. The Company contributes 50 percent of the first 6 percent of base compensation that a participant contributes to the Plan. Participants are immediately vested in their contributions plus actual earnings thereon. The Company’s contributions plus actual earnings thereon are 100 percent vested after three years of credited service. In case of death and disability, a participant will be 100 percent vested regardless of the number of years of credited service. The Company’s contribution for the year ended December 31, 2002 was $305,000.

Compensation Committee Report On Executive Compensation

      Under rules established by the SEC, public corporations are required to provide certain data and information in regards to the compensation and benefits provided to the Company’s Chairman and Chief Executive Officer and the four other most highly compensated executive officers (compensation of $100,000 and over). The disclosure requirements for the named executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals.

      The compensation paid to executive officers in 2002 consisted of salary, one month’s salary as a Christmas bonus and other employee benefits typically offered to executives. The Company also grants a special performance bonus to certain executive officers, including the Chief Executive Officer. The executive officers’, including the Chief Executive Officer, compensation is based in an assessment of the Company’s performance and growth for the year, both individually and compared to its peer group, which includes among other factors, return on average assets, return on average equity, stock price behavior and the Company’s regulatory classification and asset quality. With regards to compensation affecting the Chief Executive Officer, the non-employee members of the Board of Directors act as the approving body, with the Chief Executive Officer not participating in the decision process. The Chief Executive Officer’s salary is revisable periodically based on market average for such responsibilities and the Company’s net income, delinquency ratio, stability and soundness of operations. For this purpose, the Board reviews applicable information for comparable positions in financial holding companies of similar size and operating conditions in Puerto Rico. Presently, salary revisions for all executive officers and employees, excluding that of the Chief Executive Officer, are made every eighteen months.

Executive Compensation Committee

Frank C. Stipes, Esq.

Fredeswinda G. Frontera
César A. Ruiz
Cornelius Tamboer

Compensation Committee Interlocks and Insider Participation

      The Company’s executive compensation program is administered by the Board of Directors composed of the non-employee directors, along with Mr. Stipes who recused himself from participating in the decision process relating to his own compensation. None of these non-employee directors nor Mr. Stipes has any interlocking or other relationship that would call into question his or her independence.

      From time to time the Company makes loans to its directors and executive officers. All loans to directors and executive officers were made (i) in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than normal risk of collectibility or present other unfavorable features.

Audit Committee Report

      The Board of Directors has created an Audit Committee consisting of three outside directors. As of the date of this Proxy Statement, each of the Audit Committee members is an “independent director” under Sections 303.01 (b)(2)(a) and (3) of the New York Stock Exchange Listed Company Manual. The Audit Committee’s responsibilities are described in a written charter (as amended on June 3, 2002) that was adopted by the Board of Directors of the Company. A copy of the Audit Committee charter is attached as

Appendix A to this Proxy Statement. The Board of Directors is in the process of reviewing the Audit Committee Charter in light of the requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated by the Securities and Exchange Commission implementing the Sarbanes-Oxley Act as well as the rules proposed by New York Stock Exchange relating to corporate governance matters. The Board of Directors intends to adopt a revised Audit Committee Charter that complies with the Securities and Exchange Commission’s rules and regulations implementing the Sarbanes-Oxley Act and the proposed New York Stock Exchange rules once those rules have been finalized.

      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2002, with the Company’s management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Deloitte & Touche LLP the independence of Deloitte & Touche LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

Audit Committee

Fredeswinda G. Frontera

Cornelius Tamboer
César A. Ruiz

Certain Relationships and Related Transactions

      The Company’s conflict of interest policy permits only loans with a first mortgage to be executed by the Company to directors and executive officers over their primary residence without exception to the loan policies and procedures of the Bank for such loans. Home equity second mortgage loans are not permitted. No officer, director or employee may have any other type of loan or indebtedness with the Company, except for a credit card, unless such loan or indebtedness is fully cash collateralized. No officer or employee of the Bank is permitted to have checking accounts with the Bank. As of December 31, 2002, all loans made by Westernbank to the directors or executive officers of the Company were in compliance with these requirements.

      During the year ended December 31, 2002, all loans to directors and executive officers (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

      The following table sets forth certain information as of March 31, 2003, with respect to the amount of the Company’s common stock beneficially owned by each director of the Company, each nominee for election as a director, each of the named executive officers, by all directors and executive officers of the Company as a group and by each person believed by management to be the beneficial owner of more the 5% of the outstanding common stock of the Company.

	Amount and
	Nature of
	Beneficial	Percent
Name of Beneficial Owner	Ownership(1)	of Class

Ileana G. Carr	8,558,064 (2)	12.52%
Honorary Directress

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class

Fredeswinda G. Frontera	7,260,773	(3)	10.62%
Directress
Cornelius Tamboer	2,494,860	(4)	3.65%
Director
Frank C. Stipes, Esq	2,809,538	(5)	4.11%
Chairman of the Board, President and Chief Executive Officer
Freddy Maldonado	1,281,341	(6)	1.87%
Chief Financial Officer and Vice President of Finance and Investment
Pedro Domínguez	415,500	(7)	*
Director and First Vice-President — Southern Region
Ricardo Hernández, CPA	55,671	(8)	*
Vice-President Comptroller
William Vidal, Esq	54,329	(9)	*
First Vice-President — North Region
César A. Ruiz	38,550		*
Director and Secretary of the Board of Directors
Andrés Morgado, CPA	33,001	(10)	*
President, Trust Division
Miguel Vázquez	16,416	(11)	*
President Business Credit Division
Alfredo Archilla	7,500	(12)	*
Vice President of Administration and Human Resources
All Directors and Executive Officers as a Group	23,025,543		33.75%

*	Represents less than 1% of the outstanding common stock.

**	Notes attached at pages 15 and 16.

PERFORMANCE OF W HOLDING COMPANY, INC. COMMON STOCK

      The following graph compares the total cumulative returns (including reinvestment of dividends) of $100 invested on December 31, 1997 in (a) common stock of W Holding Company, Inc. (b) Dow Jones US Banks Index and (c) Dow Jones US Total Market Index.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for W HOLDING COMPANY, INC. Common Stock

	12/1997	12/1998	12/1999	12/2000	12/2001	12/2002

W Holding Company, Inc.	100	134	89	102	145	224
Dow Jones US Banks Index	100	106	93	110	110	107
Dow Jones US Total Market Index	100	125	153	139	122	95

(A)	The lines represent monthly index levels derived from compounded daily returns that include all dividends.

(B)	The indexes are reweighted daily, using the market capitalization on the previous trading day.

(C)	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

(D)	The index level for all series was set to $100.00 on 12/31/97.

      Beginning January 1, 2002, the Company elected to utilize Dow Jones rather than the NASDAQ Stock Market (U.S.) Index as its broad market comparison index because in December 5, 2001, the Company’s common stock began trading on the New York Stock Exchange under the symbol “WHI”. Prior to such date, the Company common stock was traded on NASDAQ under the symbol “WBPR”.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Audit Committee of the Company has appointed Deloitte & Touche LLP to continue as independent auditors of the Company for the year ending December 31, 2003, and has further directed that such appointment be submitted for ratification by the stockholders at the 2003 annual meeting. Deloitte & Touche LLP has served continuously as independent auditors for the Company or Westernbank since 1985.

      The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients.

      Deloitte & Touche LLP will have a representative at the annual meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the year ended December 31, 2002, were $161,000 (includes $21,000 of out-of-pocket expenses) and $19,000 for reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year (includes $2,500 of out-of-pocket expenses).

Financial Information Systems, Design and Implementation Fees

      There were no fees billed by Deloitte & Touche LLP for professional services related to Financial Informational Systems, Design and Implementation for the Company for the fiscal year ended December 31, 2002.

All Other Fees

      The aggregate fees billed by Deloitte & Touche LLP for services rendered other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2002, were $139,000 (includes $16,000 of out-of-pocket expenses). All of these fees relate to audit related services, which generally include fees for consents and comfort letters, regulatory reports, internal controls, stand-alone audits of subsidiaries and for the audit of the Company’s profit sharing/1165(e) plan.

      The Audit Committee of the Board of Directors has considered whether the provision of the services covered by “All Other Fees” is compatible with maintaining the independence of Deloitte & Touche LLP.

Required Vote

      The affirmative vote of the majority of the shares present, either in person or represented by proxy at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year 2003.

The Board of Directors Recommends a Vote FOR

the Ratification of the Appointment of
Deloitte & Touche LLP as Independent Auditors for the year 2003

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

      Any stockholder proposal intended for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s 2004 annual meeting of stockholders, must be received by the Company’s Secretary, Mr. César A. Ruiz, W Holding Company, Inc., P.O. Box 1180, Mayagüez, Puerto Rico 00681 by December 12, 2003, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time.

      In addition, the Company’s Bylaws require that notice of new business and/or nominations for director be delivered to the Secretary of the Company at least 150 days prior to the date of the annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      The table below shows the officers and directors who during 2002 inadvertently filed overdue Section 16(a) reports covering the following number of transactions in the Company’s securities:

Name	Late Reports	Transactions

Freddy Maldonado	1	5
William Vidal, Esq	1	2

OTHER MATTERS

      Management is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the annual meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

      In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation. The Company has engaged the firm of Morrow & Co., Inc. to aid in the solicitation of proxies. The cost of solicitation of proxies will be borne by the Company and is estimated to be less than $10,000. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock.

NOTES TO SUMMARY COMPENSATION, OPTION GRANT

AND BENEFICIAL OWNERSHIP TABLES

Summary Compensation Table

      (1) Includes amounts deferred by the individual pursuant to the Company’s 1165(e) Plan.

      (2) Includes a special performance bonus granted at year end and the Christmas Bonus that is granted under Puerto Rico legislation. The Company has normally granted one month of salary as Christmas Bonus.

      (3) Includes a $1,000,000 lump-sum payment for a five year employment and non-compete agreement. In addition, includes certain expenses attributable to the use of an automobile owned by the Company.

      (4) Adjusted to reflect the three-for-two stock split in the form of a stock dividend on our common stock declared on June 17, 2002 and distributed on July 10, 2002.

      (5) Represents employer contribution corresponding to the named person for the profit sharing/1165(e) plan; which covers substantially all employees and provides for retirement and disability benefits.

      (6) Ms. Rivera joined the Company in June 2002.

Options Granted in Last Fiscal Year

      (1) The options are vested 20% per year and will be 100% vested at the end of the five year period. In the event the Company shall consolidate with, merger into, or transfer all or substantially all of its assets to another corporation, then all options granted under these Plans shall become immediately exercisable. The option exercise price is fixed over the 10-year term of the options except due to stock splits and similar occurrences affecting all outstanding stock.

      (2) Estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions: (a) the dividend yield was 1.39%; (b) the expected life was 7 years; (c) the expected volatility was 33.42%; and (d) the risk-free interest rate was 4.43%. The weighted market price of the stock at the grant date was $15.85.

Beneficial Ownership

      (1) Based upon information provided by the respective beneficial owners and filings with the Securities and Exchange Commission made pursuant to the Securities Exchange Act of 1934, as amended. Beneficial ownership is direct except as otherwise indicated by footnote. In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner of a security if he or she has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days.

      (2) Includes 127,800 shares owned by Mrs. Carr’s husband.

      (3) Includes 394,372 shares owned by Mrs. Frontera’s spouse and children. Mrs. Frontera also owns 56,000 shares or 4.60% of the Company’s 7.125% Non-Cumulative, Convertible Monthly Income Preferred Stock, 1998 Series A (the “Series A Preferred Stock”).

      (4) Includes 1,061,220 shares of common stock owned by Prota Construction, S.E. of which Mr. Tamboer is the holder of 100% interest and has full voting power, and 61,515 shares of common stock owned by Tamrio, Inc., of which Mr. Tamboer is the holder of 50% interest and has shared voting power. Mr. Tamboer and Tamrio, Inc. also own 20,000 and 40,000 shares or 1.64% and 3.29% of the Company’s Series A Preferred Stock, respectively.

      (5) Includes 15,638 shares of common stock owned by Mr. Stipes’ daughter and 1,134,000 vested stock options. Mr. Stipes also owns 60,000 shares or 4.93% of the Company’s Series A Preferred Stock.

      (6) Includes 42,935 shares of common stock owned by Mr. Maldonado’s daughters and 567,000 vested stock options. Mr. Maldonado’s and his daughters also own 35,000 shares or 2.87% and 3,950 shares or .32%, respectively, of the Company’s Series A Preferred Stock. Mr. Maldonado also owns 4,000 or .20% of the Company’s Series B Preferred Stock, 11,303 or .63% of the Company’s Series D Preferred Stock and 42,204 or 2.45% of the Company’s Series E Preferred Stock.

      (7) Includes 189,000 vested stock options.

      (8) Includes 36,000 vested stock options.

      (9) Includes 30,000 vested stock options.

      (10) Includes 30,000 vested stock options

      (11) Includes 15,000 vested stock options

      (12) Represents 7,300 vested stock options

APPENDIX A

W HOLDING COMPANY, INC.

AMENDMENT NO. 1

TO
AUDIT COMMITTEE CHARTER

STATEMENT OF DUTIES AND RESPONSIBILITIES

Statement of Policy

      The Audit Committee is appointed by the Board of Directors to assist the board in fulfilling its oversight responsibility of monitoring the quality and integrity of the accounting, auditing and reporting practices of W Holding Company, Inc., and its wholly owned subsidiaries, Westernbank Puerto Rico (Westernbank or the bank) and Westernbank Insurance Corp., the compliance by the company and its subsidiaries with legal and regulatory requirements and the independence and performance of the internal and external auditors. The committee is expected to maintain free and open communication (including private executive sessions at least annually) with the independent accountants, the internal auditors and the management of the company and subsidiaries. The Committee shall meet at least four times annually, or more frequently as circumstances dictate.

      The Audit Committee shall review and assess the adequacy of this Charter annually and recommendations for updates made to the Board for approval.

Composition

      The Audit Committee shall be comprised of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for servicing on audit committees as set forth in the corporate governance standards of the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the committee, including preparing the agenda, presiding over the meetings, making committee assignments and reporting to the Board of Directors.

Responsibilities

      The Audit Committee’s primary responsibilities include:

1. Recommend to the board the independent accountant to be selected or retained to audit the financial statements of the company and subsidiaries. In so doing, the committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor’s independence, and recommend to the board any actions necessary to oversee the auditor’s independence.

2. Evaluate together with the board the performance of the independent auditor and recommend their discharge when circumstances warrant.

3. Oversee the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the committee (and the board) to report on any and all appropriate matters.

4. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 related to the conduct of the audit.

A-1

5. Review the audited financial statements and discuss these with management and the independent auditor. These discussions shall include considerations of the quality of the company and its subsidiaries accounting principles as applied in its financial reporting, including review of significant estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the committee shall make its recommendations to the board as to the inclusion of the company and subsidiaries audited financial statements in the company’s annual report on Form 10-K.

6. Review the appointment and replacement of the senior internal audit executive.

7. Evaluate performance of senior internal audit executive and make periodic salary revisions in accordance with company’s policy.

8. Provide guidance and oversight to the internal audit activities of the company and subsidiaries including reviewing the organization, plans and results of such activities.

9. Review with management and the independent auditor the quarterly financial information prior to making it public through the issuance of earnings releases and prior to the company’s filing of Form 10-Q. The committee or its chairperson may perform this review.

10. Discuss with management, the internal auditors and the external auditors the quality and adequacy of the company and subsidiaries internal controls.

11. Report audit committee activities to the full board.

12. Perform any other activities consistent with this Charter, the Corporation’s By Laws and governing law, as the committee or the Board deems necessary or appropriate.

A-2

W HOLDING COMPANY, INC

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY FOR ANNUAL MEETING TO BE HELD ON MAY 15, 2003

     The undersigned, being a stockholder of W Holding Company, Inc (the “Company”), hereby appoints Mr. Freddy Maldonado, Chief Financial Officer and Vice President of Finance and Investment, as proxy and hereby authorizes such proxy, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at 1:30 p.m. on May 15, 2003 at Mayagüez Resort & Casino, located at Road 104, Km 0.3, Mayagüez, Puerto Rico, and at any adjournment of said meeting, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the following instructions. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

     YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXY CANNOT VOTE YOUR PREFERENCES UNLESS YOU SIGN AND RETURN THIS CARD.

(Continued and to be signed on the reverse side)

W HOLDING COMPANY, INC. P.O. BOX 11049 NEW YORK, N.Y. 10203-0049

PLEASE DETACH HERE
YOU MUST DETACH THIS PORTION OF THE PROXY CARD
BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE

DETACH PROXY CARD HERE

     This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is otherwise made, this proxy will be voted FOR the nominee listed in proposal 1, FOR proposal 2, and in the discretion of the named proxies to any other matters properly presented at the meeting. This proxy may be revoked at any time before it is voted by delivery to the Secretary of the Company of either a written revocation of this proxy or a duly executed proxy bearing a later date, or by appearing at the annual meeting and voting in person.

1.	To elect the following nominee to serve for three-year term on the Board of Directors. Nominee: Frank C. Stipes, Esq	2.	To ratify the appointment of Deloitte & Touche LLP, as independent auditors of the Company for the fiscal year ending December 31, 2003

FOR NOMINEE	[ ]	WITHHOLD AUTHORITY TO VOTE FOR NOMINEE BELOW	[ ]	TO VOTE FOR NOMINEE EXCEPT AS INDICATED ON THE LINE	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN	[ ]

MARK HERE FOR ADDRESS [ ]
CHANGE AND NOTE AT LEFT
THIS IS YOUR PROXY. YOUR VOTE IS IMPORTANT.
Please sign your name exactly as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Dated: ____________________________________,2003

Signature

Signature
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE EXECUTE YOUR PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE	Votes must be indicated in Black or Blue ink [X]